PAGE 1
World Trust
Registration Number 811-07399

EXHIBIT INDEX

Exhibit 5(a): Copy of Investment Management Services Agreement between World Trust, on behalf of World Growth Portfolio and World Income Portfolio, and American Express Financial Corporation dated May 13, 1996.

Exhibit 5(b): Copy of Investment Management Services Agreement between World Trust, on behalf of Emerging Markets Portfolio and World Technologies Portfolio, and American Express Financial Corporation dated Nov. 13, 1996.

Exhibit 8(a): Copy of Custodian Agreement between World Trust on behalf of World Growth Portfolio and World Income
               Portfolio and American Express Trust Company dated
               May 13, 1996.

Exhibit 8(b): Copy of Custodian Agreement between World Trust, on behalf of Emerging Markets Portfolio and World
               Technologies Portfolio, and American Express Trust
               Company dated Nov. 13, 1996.

Exhibit 8(c):  Copy of Custody Agreement between Morgan Stanley
               Trust Company and IDS Bank and Trust dated May 1993.

Exhibit 9(a): Copy of Transfer Agency and Administration Agreement between World Trust, on behalf of World Growth Portfolio and World Income Portfolio, and American Express Financial Corporation dated May 13, 1996.

Exhibit 9(b): Copy of Transfer Agency and Administration Agreement between World Trust, on behalf of Emerging Markets Portfolio and World Technologies Portfolio, and American Express Financial Corporation, dated Nov. 13, 1996.

Exhibit 9(c): Copy of Placement Agency between World Trust, on behalf of World Growth Portfolio and World Income
               Portfolio, and American Express Financial
               Corporation dated May 13, 1996.

Exhibit 9(d): Copy of Placement Agency between World Trust, on behalf of Emerging Markets Portfolio and World Technologies Portfolio, and American Express Financial Advisors, Inc. dated Nov. 13, 1996.

Exhibit 9(e): Conversion agreement by IDS Global Series, Inc. on behalf of IDS Global Bond Fund, dated May 13, 1996.

Exhibit 9(f): Conversion agreement by IDS Global Series, Inc. on behalf of IDS Global Growth Fund, dated May 13,
               1996.

PAGE 2
Exhibit 13: Copy of Subscription Agreement between World Trust and Strategist World Fund, Inc. dated April 16,
               1996.